Exhibit 99.1

May 16, 2013	Analyst Contact:	T.D. Eureste 918-588-7167
	Media Contact:	Megan Lewis 918-561-5325

ONEOK Partners to Present at National Association of
Publicly Traded Partnerships Investor Conference

TULSA, Okla. – May 16, 2013 – ONEOK Partners, L.P. (NYSE: OKS) will present at the National Association of Publicly Traded Partnerships Investor Conference on Thursday, May 23, 2013, in Stamford, Conn.

John W. Gibson, ONEOK Partners chairman and chief executive officer, will present at the conference on Thursday, May 23, 2013, at 8 a.m. Eastern Daylight Time (7 a.m. Central Daylight Time).

The conference will be webcast and will be accessible on ONEOK Partners’ website, www.oneokpartners.com. A replay of the webcast will be archived for 30 days.

The company will also post the presentation on its website that morning, beginning at 8 a.m. Eastern Daylight Time (7 a.m. Central Daylight Time).

ONEOK Partners, L.P. (NYSE: OKS) is one of the largest publicly traded master limited partnerships, and is a leader in the gathering, processing, storage and transportation of natural gas in the U.S. and owns one of the nation’s premier natural gas liquids (NGL) systems, connecting NGL supply in the Mid-Continent and Rocky Mountain regions with key market centers. Its general partner is a wholly owned subsidiary of ONEOK, Inc. (NYSE: OKE), a diversified energy company, which owns 43.3 percent of the overall partnership interest, as of March 31, 2013. ONEOK is one of the largest natural gas distributors in the United States, and its energy services operation focuses primarily on marketing natural gas and related services throughout the U.S.
For more information, visit the website at www.oneokpartners.com.
For the latest news about ONEOK Partners, follow us on Twitter @ONEOKPartners.

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